UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2011

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On March 17, 2011, a putative class action lawsuit was filed in the Court of Common Pleas, Montgomery County, Pennsylvania, against the directors of Abington Bancorp, Inc. (“Abington” or the “Company”) and Susquehanna Bancshares, Inc. (“Susquehanna”), RSD Capital vs. Robert W. White, et al., C.A. No. 2011-06590.  The lawsuit in Montgomery County alleged that the named directors, in approving the Agreement and Plan of Merger, by and between Abington and Susquehanna, dated January 26, 2011 (the “Merger Agreement’), and Susquehanna, by entering into the Merger Agreement, intentionally interfered with a contractual relationship between Abington and its shareholders and interfered with a prospective economic advantage of the Company’s shareholders.  Plaintiffs in the Montgomery County lawsuit, among other things, requested an unspecified amount of monetary damages as well as a temporary restraining order with respect to consummation of the merger.  On April 13, 2011, upon consideration of the defendants’ Preliminary Objections, the lawsuit in Montgomery County was dismissed with prejudice.

On March 25, 2011, a putative class action lawsuit was filed by separate plaintiffs in the Court of Common Pleas, Philadelphia County, Pennsylvania, against the Company, the Company’s directors (other than Jack J. Sandoski) and Susquehanna, Exum, et al. vs. Robert W. White, et al., C.A. No. 110302814.  The lawsuit in Philadelphia County, which was also brought as a shareholders’ derivative suit on behalf of Abington, generally alleges, among other things, that the Abington Board of Directors breached its fiduciary duties in connection with its approval of the Merger Agreement in that the consideration offered to Abington’s shareholders in the Merger was alleged to be inadequate and the process used to negotiate the Merger Agreement was alleged to be unfair, and that such breaches of fiduciary duty were exacerbated by preclusive transaction protection devices.  The Philadelphia County complaint also alleges that Abington and Susquehanna aided and abetted the Abington Board of Directors in breaching its fiduciary duties.  The plaintiffs in Philadelphia County requested, among other things, an unspecified amount of monetary damages and injunctive relief.  Both lawsuits also allege that the disclosure provided to the Company’s shareholders in the joint proxy statement/prospectus of Abington and Susquehanna, dated March 18, 2011 (the “Joint Proxy Statement/Prospectus”) and included in the registration statement on Form S-4 filed by Susquehanna with the Securities and Exchange Commission (the “SEC”) (File No. 333-172626), failed to provide required material information necessary for Abington’s shareholders to make a fully informed decision concerning the Merger Agreement and the transactions contemplated thereby.

On April 25, 2011, solely to avoid the costs, risks and uncertainties inherent in litigation, Abington and the other named defendants entered into a Memorandum of Understanding with the plaintiffs in the Philadelphia County lawsuit.  Under the terms of the memorandum, Abington, the other named defendants and the plaintiffs have agreed to settle the lawsuit subject to court approval.  If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed with prejudice.  Pursuant to the terms of the memorandum, Abington has agreed to make available additional information to its shareholders.  The additional information is contained below in this Current Report on Form 8-K and should be read in conjunction with the Joint Proxy Statement/Prospectus.  In return, the plaintiffs have agreed to the dismissal of the lawsuit and to withdraw all motions filed in connection with such lawsuit.  In connection with the settlement, plaintiffs intend to seek an award of attorneys’ fees and expenses not to exceed $250,000 subject to court approval, and Abington has agreed not to oppose plaintiffs’ application.  The amount of the fee award to class counsel will ultimately be determined by the Court.  This payment will not affect the amount of merger consideration to be paid in the merger.  If the settlement is finally approved by the court, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith.  There can be no assurance that the parties will ultimately enter in to a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.  The details of the settlement will be set forth in a notice to be sent to Abington’s shareholders prior to a hearing before the court to consider both the settlement and plaintiffs’ fee application.

The settlement will not affect the timing of the special meeting of shareholders of Abington scheduled for May 6, 2011 in Huntingdon Valley, Pennsylvania to vote upon a proposal to adopt the Merger Agreement.   Abington and the other defendants deny all of the allegations in the lawsuit and believe the disclosures previously included in the Joint Proxy Statement/Prospectus are appropriate under the law.  Nevertheless, the Company and the other defendants have agreed to settle the putative class action litigation in order to avoid costly litigation and its inherent risks.

The Company and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were alleged in the lawsuit, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest.  Nothing in this Current Report on Form 8-K, the Memorandum of Understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS

In the settlement of the outstanding shareholder lawsuit brought in the Court of Common Pleas, Philadelphia County, Pennsylvania, as set forth in this Current Report on Form 8-K, Abington agreed to make these supplemental disclosures to the Joint Proxy Statement/Prospectus.  These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus.  Without admitting in any way that the disclosures below are material or otherwise required by law, Abington makes the following supplemental disclosures:

The following supplements the disclosure on page 31 of the Joint Proxy Statement/Prospectus and is added at the end of the third full paragraph.

In June 2010, the Abington board of directors held a planning session to discuss various strategic options.  KBW attended this meeting to, among other things, provide an overview of the banking market, review market conditions in general and with respect to the common stock of Abington in particular and review the mergers and acquisition environment.

The following supplements the disclosure on page 31 of the Joint Proxy Statement/Prospectus and is added after the second sentence in the fifth paragraph on page 31.

As described above, Abington has utilized the services of KBW periodically since 2003, when Abington underwent its conversion to the mutual holding company form of organization and related stock offering.  The Abington board of directors considered KBW and the other investment banking firm to be the two most experienced investment banking firms with respect to transactions involving community based banks and savings associations and their holding companies.

The disclosure on page 32 is supplemented by the addition of the following three sentences after the first full sentence in the carryover paragraph on the top of page 32.

KBW developed an initial list of 21 potential transaction partners, comprised solely of publicly traded bank and savings and loan holding companies, that KBW believed, based on its experience and information available, might be interested in entering into a transaction with Abington.  Initially, eleven of the institutions were viewed as being more likely candidates to be a merger partner with Abington. After further review, four additional institutions were considered as more likely merger partners expanding the list of likely merger partners to 15.  The remaining six institutions were deemed to be less likely candidates for a merger with Abington due to, among other factors, their size, location, regulatory concerns, recent operating results or financial condition.  As a result, Abington did not ask KBW to contact any of those six institutions.

The following disclosure supplements the discussion on page 32 of the Joint Proxy Statement/Prospectus by amending and replacing in their entirety the second and third sentences in the carryover paragraph on the top of page 32.

After discussing the 15 companies set forth on the list with KBW, the Abington board of directors authorized KBW to commence a process of contacting potential merger partners in order to assess their level of interest in discussing a possible transaction with Abington.  During the weeks of October 24th and October 31st, KBW contacted all of the 15 institutions on Abington’s behalf.

The following disclosure supplements the disclosure on page 32 of the Joint Proxy Statement/Prospectus by adding the following new language at the end of the fifth full paragraph.

Company B indicated that it had concerns about Abington’s asset quality and the relative size of Abington’s construction loan portfolio as well as the relative size of Abington to Company B and the anticipated tangible book value dilution to Company B that would result from a transaction with Abington.  Company B also indicated that it no longer would be willing to make an offer at the bottom of the range included in its prior indication of interest of $11.00 per share.

The following supplements the disclosure on page 33 of the Joint Proxy Statement/Prospectus by amending and replacing the last sentence in the carryover paragraph on the top of page 33 with the following:

The Abington board of directors discussed the revised non-binding indication of interest in detail including, among other things, the all stock aspect of the consideration offered and the termination right provided to Abington in the event that the market price for Susquehanna’s common stock dropped more than 20% and underperformed the Nasdaq Bank Index by 20% or more.  The Abington board of directors believed that the aggregate merger consideration that Susquehanna could offer in an all-stock transaction would be higher than a transaction which included cash as some portion of the merger consideration.  In addition, the Abington board of directors viewed the prospects for the combined company as well as the prospects for Susquehanna’s shares to be financially attractive on a long-term basis.  Accordingly, Abington did not seek to have Susquehanna revise its indication of interest to include a cash component.  In addition, the Abington board of directors discussed whether the termination right based on the price of Susquehanna’s common stock and its performance compared to the bank index provided sufficient protection to Abington’s shareholders or whether Abington should alternatively seek a structure that would require Susquehanna to increase the Exchange Ratio to assure some pre-determined minimum value in the event that the market value of Susquehanna’s common stock at the closing date was less than a specified amount (known as a “collar”).  The Abington board of directors believed that the inclusion of a termination right based on the price of Susquehanna’s common stock provided suitable protection to Abington’s shareholders.  In addition, it was believed that if Abington insisted on a collar, it would be accomplished by a mechanism which would reduce the Exchange Ratio in the event the price of Susquehanna common stock immediately prior to the closing date were to be above an established threshold, thus limiting the potential for upside gain for Abington’s shareholders (known as a “cap”). The Abington board of directors determined to adjourn and resume their consideration of the Susquehanna revised non-binding indication of interest at its regularly scheduled board meeting on December 22, 2010.

The following supplements the disclosure on page 33 of the Joint Proxy Statement/Prospectus and is added after the first sentence in the first full paragraph on page 33.

Based on the closing price of Susquehanna’s common stock on December 22, 2010 of $10.1075, the proposed exchange ratio implied a range value of $13.14 to $14.66 in Susquehanna common stock for each share of Abington common stock.

The following supplements the disclosure on page 33 of the Joint Proxy Statement/Prospectus and is added after the fifth full paragraph on page 33.

Also on January 6, 2011, KBW prepared a summary of the revised proposed exchange ratio that representatives of J.P. Morgan had communicated to KBW on December 22, 2010.  This January 6th KBW summary was provided for informational purposes to senior management of Abington and Elias.

The disclosure on page 36 of the Joint Proxy Statement/Prospectus is supplemented by the addition of the following disclosure at the end of the first full paragraph following the second set of bullet points on page 36.

The Abington board of directors also considered that average premiums paid by acquirors in merger transactions occurring in 2009 and 2010 were lower than the average premiums paid in prior periods, such as 2003 through 2007, although the board believed it was more appropriate to consider the terms of the proposed transaction with Susquehanna in light of more recent comparable transactions and the current market environment.

The following disclosure supplements the discussion on page 43 of the Joint Proxy Statement/Prospectus by its addition after the table on the top of page 43.

KBW’s analysis showed the following with respect to each of the transactions included in its comparable transactions analysis:

				Transaction Price to
	Date	Transaction		Tangible Book	Earnings Per		Core Deposit
Name of Acquiree	Announced	Value	Book Value	Value	Share		Premium
		(In Millions)

Danvers Bancorp, Inc.	01/20/11	$488.9	163.2%	184.1%	28.5	x	13.4%
Legacy Bancorp, Inc.	12/21/10	112.8	96.3	110.7	NM		1.9
Wilber Corp.	10/22/10	101.8	132.1	140.5	13.4		4.6
Rome Bancorp, Inc.	10/12/10	73.3	119.6	119.6	19.3		6.0
New Alliance Bancshares, Inc.	08/18/10	1,498.0	102.3	165.3	24.6		12.8
Comm Bancorp, Inc.	08/09/10	67.8	126.5	127.3	NM		3.0
LSB Corporation	07/15/10	95.9	152.5	152.5	20.8		8.8
Wainwright Bank & Trust Co.	06/28/10	162.8	198.3	200.2	26.0		14.1
Central Jersey Bancorp	05/25/10	72.3	150.0	153.1	NM		4.5
First Chester County Corp.	12/27/09	64.8	81.0	90.2	NM		(1.2)
Harleysville National Corp.	07/26/09	239.8	50.6	114.7	8.4		0.9
Beverly National Corp.	06/16/09	60.9	144.4	144.4	NM		1.1

The following disclosure supplements the discussion on page 43 of the Joint Proxy Statement/Prospectus by amending and replacing in the entirety the heading and first six sentences in the third full paragraph on page 43.

Financial Impact Analysis.  KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of Abington and Susquehanna.  In its analysis, KBW assumed that the merger would be accounted for under the purchase method, that fair value adjustments would amount to -$49.5 million, on a net basis, that a core deposit intangible of $13.8 million would be created and would be amortized on an accelerated basis over 10 years and that cost savings would amount to 32.5% of Abington’s estimated stand-alone expenses.  Based on First Call (a nationally recognized earnings estimate consolidator) median estimates, KBW assumed that Susquehanna’s stand-alone per share net income would be $0.35 and $0.70 in 2011 and 2012, respectively, and that, based on estimates from Abington’s management, Abington’s stand-alone per share net income would be $0.41 and $0.44 in 2011 and 2012, respectively.  This analysis indicated that the merger is expected to be slightly dilutive to Susquehanna’s estimated earnings per share in 2011 and 2012, with such estimated earnings per share dilution amounting to $0.04 per share in each year.  KBW’s analysis further indicated that the merger would be dilutive to Susquehanna’s estimated December 31, 2011 book value per share and tangible book value per share by 6.02% and 2.55%, respectively, and that Susquehanna would maintain well capitalized capital ratios.

The following supplements the disclosure on page 43 of the Joint Proxy Statement/Prospectus by amending and replacing in the entirety the fourth paragraph on page 43.

Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Abington could provide to equity holders through 2015, an industry-accepted five year time frame commonly utilized in discounted cash flow analyses, on a stand-alone basis.  In performing this analysis, KBW used management’s estimates for Abington for 2011 and applied a long-term tangible asset growth rate of 4% (which was derived by examining historical growth results and discussing with management their outlook for growth given the current economic and competitive landscape), and applied discount rates ranging from 10% to 14%.  To determine the range of discount rates to utilize, KBW used the capital asset pricing model implied cost of capital (“CAPM”) as a focal point.  The CAPM includes an expected market return (as provided by Ibbotson Associates, a nationally recognized provider of this data) of 10.91% (as of January 25, 2011), less the 30 year treasury yield as of January 25, 2011 of 4.25% to provide a market risk premium of 6.66%, which is then multiplied by Abington’s adjusted beta of 0.69%, resulting in an equity risk premium of 4.57%.  The CAPM formula then adds the risk free rate of the 30 year treasury of 4.25% and a micro-cap size premium (in excess of CAPM) of 3.99% (as provided again by Ibbotson Associates) to result in a CAPM Implied Cost of Equity Capital of 12.81%, the focal point for the discount rate range.  The range of values was determined by adding (1) the present value of projected cash flows to Abington shareholders from 2011 to 2015 and (2) the present value of the terminal value of Abington’s common stock.  In determining cash flows available to shareholders, KBW assumed that Abington would maintain a tangible common equity/tangible asset ratio of 7.50% and would retain sufficient earnings to maintain that level.  Any earnings in excess of what would need to be retained represented dividendable cash flow for Abington.  In calculating the terminal value of Abington, KBW applied multiples ranging from 9.0 times to 15.0 times 2016 forecasted earnings.  This range of multiples was determined using historical industry accepted values.  This resulted in a range of values of Abington from $9.58 to $12.65 per share.

      The following supplements the discussion on page 44 of the Joint Proxy Statement/Prospectus and is added after the first full paragraph on page 44.

     While KBW periodically has advised Abington since 2003, other than payment of the $100,000 fee for KBW’s fairness opinion on the merger described above, Abington has not paid KBW any fees since the completion of its second-step conversion and stock offering in June 2007.  During the two years preceding the date of KBW’s fairness opinion on the merger provided to Abington, KBW provided certain investment banking and advisory services to Susquehanna.  KBW acted as a managing underwriter of Susquehanna’s common stock offering and an issuance of trust preferred securities in March 2010, and received usual and customary investment banking fees for such services.

The following supplements the disclosure on page 57 of the Joint Proxy Statement/Prospectus and is added at the end of the first full paragraph after the footnotes on page 57.

Mr. Robert W. White, Chairman, President and Chief Executive Officer of Abington and Abington Bank will not receive any retention bonus.

The following supplements the disclosure on page 59 of the Joint Proxy Statement/Prospectus and is added after the first sentence in the first full paragraph on page 59.

As with the other employee directors at Susquehanna and Susquehanna Bank, Mr. White will not receive director’s fees for his services as a director of Susquehanna or Susquehanna Bank.

Susquehanna has filed with the SEC a registration statement on Form S-4 concerning the Merger. The registration statement included a prospectus for the offer and sale of Susquehanna common stock to Abington shareholders as well as a joint proxy statement of each of Abington and Susquehanna for the solicitation of proxies from their respective shareholders for use at the meetings at which the Merger will be voted upon. The Joint Proxy Statement/Prospectus and other documents filed by Susquehanna with the SEC contain important information about Susquehanna, Abington and the Merger. We urge investors and Abington shareholders to read carefully the Joint Proxy Statement/Prospectus and other documents filed with the SEC, including any amendments or supplements also filed with the SEC.  Abington shareholders in particular should read the Joint Proxy Statement/Prospectus carefully before making a decision concerning the Merger. Investors and shareholders can obtain a free copy of the Joint Proxy Statement/Prospectus – along with other filings containing information about Susquehanna – at the SEC’s website at http://www.sec.gov.  Copies of the Joint Proxy Statement/Prospectus, and the filings with the SEC incorporated by reference in the Joint Proxy Statement/Prospectus, can also be obtained free of charge by directing a request to Abington Bancorp, Inc., 180 Old York Road, Jenkintown, Pennsylvania 19046, Attention Robert W. White, President, telephone (215) 886-8280.

Abington, Susquehanna and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the Merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation as well as additional information concerning Abington’s and Susquehanna’s directors and executive officers is set forth in the Joint Proxy Statement/Prospectus.  Information concerning Abington’s and Susquehanna’s directors and executive officers is also set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report contains forward-looking information about Abington Bancorp, Inc., and the combined operations of Abington Bancorp, Inc. and Susquehanna Bancshares, Inc. after the completion of the transactions described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries. Abington Bancorp, Inc. cautions readers not to place undue reliance on these statements.  Abington Bancorp’s and Susquehanna Bancshares’ businesses and operations, as well as their combined business and operations following the completion of the transactions described in this report, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:  ineffectiveness of their business strategy due to changes in current or future market conditions; the amount of Abington Bancorp’s non-performing assets and loan charge-offs; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. Abington Bancorp, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: April 26, 2011	By:	/s/Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

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